CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DENTSPLY SIRONA Inc. of our report dated February 29, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in DENTSPLY SIRONA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina May 24, 2024